                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Larry E. Krieg and Hector Bivero, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 to be filed by CITGO Petroleum Corporation ("CITGO") with the U.S. Securities and Exchange Commission (the "SEC") relating to the exchange offer to be made by CITGO to holders of its 6% senior notes due 2011, including any subsequent amendments or supplements to such Registration Statement that may be required or desirable, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with said Registration Statement and any amendments or supplements thereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      This Power of Attorney may be signed in one or more counterparts by the indicated persons.

     Signature                             Title                             Date
-----------------------     --------------------------------------     ----------------
/s/ Luis E. Marin           President, Chief Executive Officer and     January 14, 2005
-----------------------     Director (principal executive officer)
    Luis E. Marin

/s/ Larry E. Krieg          Vice President Finance                     January 14, 2005
-----------------------     (principal financial officer)
    Larry E. Krieg

/s/ Paul Largess            Controller                                 January 14, 2005
-----------------------     (principal accounting officer)
    Paul Largess

/s/ Ivan Hernandez          Director and Chairman                      January 14, 2005
-----------------------
    Ivan Hernandez

/s/ Asdrubal Chavez         Director                                   January 14, 2005
-----------------------
    Asdrubal Chavez

/s/ Jesus Luongo            Director                                   January 14, 2005
-----------------------
    Jesus Luongo

/s/ Nelson Martinez         Director                                   January 14, 2005
-----------------------
    Nelson Martinez

/s/ Luis Vierma             Director                                   January 14, 2005
-----------------------
    Luis Vierma